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                                                                  Exhibit 99.12



                              CONTACT:  Mark Lipscomb
                                        Vice President, Corporate Communications
                                        American Pad & Paper Co.
                                        (972) 733-5415
FOR IMMEDIATE RELEASE
                                        Robert P. Jones/Theresa Schillero
                                        Leslie Feldman/Eileen King - Press
                                        (212) 850-5600
                                        Ken Pieper
                                        (972) 663-9390
                                        Morgen-Walke Associates

AMERICAN PAD & PAPER ANNOUNCES AMENDED BANK AGREEMENT

         DALLAS, Texas, September 30, 1998, -- American Pad & Paper Company (NYSE:AGP - news; AP&P) announced today that it has amended its revolving credit agreement with its lending group.

         The Company and its lending group, consisting of 20 financial institutions, have amended the original revolving credit agreement that matures in July, 2001. This agreement provides AP&P with a $300 million revolving credit facility with the usual and customary covenants and restrictions. It eliminates all prior defaults and allows the Company to reclassify over $270 million from short-term debt back to long-term debt.

         James W. Swent, III, Chief Executive Officer commented, "We are extremely pleased that the amended credit agreement is now in place so we can execute our business recovery plan. This agreement exhibits strong support and confidence from our lending group. It creates the flexibility needed to provide world class service to our customers and vendors as we make the strategic investments required to strengthen the Company and return it to sustained profitability."

         AMERICAN PAD & PAPER COMPANY IS A LEADING MANUFACTURER AND MARKETER OF PAPER-BASED OFFICE PRODUCTS IN NORTH AMERICA. THE COMPANY MANUFACTURES AND DISTRIBUTES WRITING PADS, FILE FOLDERS, MACHINE PAPERS, ENVELOPES AND OTHER OFFICE PRODUCTS. NAME BRANDS INCLUDE AMPAD, CENTURY, EMBASSY, GOLD FIBRE, HUXLEY, KAROLTON, KENT, PEEL & SEEL, SCM, WILLIAMHOUSE AND WORLD FIBRE.

         THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO FUTURE RESULTS. ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY AS A RESULT OF FACTORS OVER WHICH THE COMPANY HAS NO CONTROL, INCLUDING THE STRENGTH OF DOMESTIC AND FOREIGN ECONOMIES, SLOWER THAN ANTICIPATED SALES GROWTH, PRICE AND PRODUCT COMPETITION AND CHANGES IN RAW MATERIAL COSTS. ADDITIONAL INFORMATION WHICH COULD AFFECT THE COMPANY'S FINANCIAL RESULTS IS INCLUDED IN THE COMPANY'S PROSPECTUS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

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